UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2016 (December 21, 2016)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on July 2, 2015, Aetna Inc. (“Aetna”), Humana Inc. (“Humana”), Echo Merger Sub, Inc., a wholly-owned subsidiary of Aetna (“Merger Sub 1”), and Echo Merger Sub, LLC, a wholly-owned subsidiary of Aetna (“Merger Sub 2”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub 1 will be merged with and into Humana, with Humana surviving the merger as a wholly-owned subsidiary of Aetna (the “First Merger”), and immediately following the First Merger, Humana will be merged with and into Merger Sub 2, with Merger Sub 2 surviving the merger as a wholly-owned subsidiary of Aetna.

On December 21, 2016, pursuant to Section 11.03 of the Merger Agreement, Aetna, Merger Sub 1, Merger Sub 2 and Humana entered into a letter agreement (the “Letter Agreement”) pursuant to which Aetna and Humana each agreed, in order to extend the “End Date” (as defined in the Merger Agreement), to waive until 11:59 p.m. (Eastern time) on February 15, 2017 its right to terminate the Merger Agreement due to a failure of the Mergers to have been completed on or before December 31, 2016.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 21, 2016, between Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC and Humana Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated: December 22, 2016

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement, dated as of December 21, 2016, between Aetna Inc., Echo Merger Sub, Inc., Echo Merger Sub, LLC and Humana Inc.